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[UNIVERSAL COMPRESSION LOGO]                UNIVERSAL COMPRESSION HOLDINGS, INC.
                                            4440 BRITTMOORE ROAD
                                            HOUSTON, TEXAS 77041
                                            NYSE: UCO



Contact:
David Oatman
Director, Investor Relations
713-335-7460


FOR IMMEDIATE RELEASE
WEDNESDAY, OCTOBER 24, 2001

                          UNIVERSAL COMPRESSION REPORTS
                       FISCAL 2002 SECOND QUARTER RESULTS

                 Record Quarterly EBITDA and Earnings Per Share

HOUSTON, OCTOBER 24, 2001 -- UNIVERSAL COMPRESSION HOLDINGS, INC. (NYSE: UCO), a leading provider of natural gas compression services, today reported net income for its fiscal 2002 second quarter ended September 30, 2001 of $12.8 million, or $0.42 per diluted share, on revenues of $174.1 million. In the second quarter of fiscal 2001, the Company reported net income of $1.8 million, or $0.13 per diluted share, on revenue of $38.9 million. EBITDA for the second quarter of fiscal 2002 was $52.1 million, an increase of 212 percent compared to $16.7 million in the prior year period.

EBITDA (net income plus income taxes, interest expense, leasing expense, management fees, depreciation and amortization excluding non-recurring items and extraordinary gains or losses) for the second quarter of fiscal 2002 increased 11 percent and net income increased 21 percent compared to the previous quarter ended June 30, 2001.

"We are pleased with the company's record financial performance in the second fiscal quarter," said Stephen A. Snider, Universal's President and Chief Executive Officer. "With continuing strong demand and healthy backlog, we expect EBITDA of approximately $213 million and earnings per share of approximately $1.72 for the fiscal year ending March 31, 2002."

SEGMENT INFORMATION

Contract compression revenue for the second quarter of fiscal 2002 was $85.2 million, an increase of 12 percent from the previous quarter and 197 percent higher than the prior year period. The Company's contract compression compressor fleet totaled 2.2 million horsepower at September 30, 2001, compared to 2.0 million horsepower at June 30, 2001 and 810,000 horsepower at September 30, 2000. The increase in fleet size in the second quarter of fiscal 2002 was driven by the purchase of KCI, Inc. in July 2001 and the Company's ongoing capital expenditure program. The Company's average horsepower utilization increased to 90 percent for the quarter from 89 percent in the quarter ended June 30, 2001 and 86 percent in the prior year period. International contract compression revenue for the quarter was $16.3 million, an increase of 16 percent from the previous quarter and 281 percent higher than the prior year period. At September 30, 2001, the Company's international fleet totaled approximately 339,000 horsepower.


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Fabrication revenue for the quarter was $56.8 million, up 76 percent from the quarter ended June 30, 2001 and an increase of 583 percent from the prior year period. Fabrication backlog was $101 million at September 30, 2001, up from $46.9 million at June 30, 2001 and $26.8 million at September 30, 2000. The addition of KCI's fabrication operations enhanced fabrication activity levels during the second quarter of fiscal 2002 as well as period-end backlog. Parts sales and service revenue for the quarter was $32.3 million, a slight increase from the previous quarter which included approximately $5 million in used equipment sales, and was $1.8 million in the prior year period.

"Expanded product and service offerings and a larger operational footprint are enhancing our ability to seize market opportunities. Areas of significant new business activity include the Rocky Mountain and Gulf Coast regions of the United States and Latin America," added Snider.

CONFERENCE CALL

Universal will host a conference call on Thursday, October 25, 2001 at 10:00 am Central Time, 11:00 am Eastern Time to discuss the quarter's results and other corporate matters. The conference call will be broadcast over the Internet to provide interested persons the opportunity to listen to it live. The call will also be archived for one week to provide an opportunity to those unable to listen to the live broadcast. Both the live broadcast and replay of the archived version are free of charge to the user.

Persons wishing to listen to the conference call live may do so by logging onto http://videonewswire.com/event.asp?id=1638 at least 15 minutes prior to the start of the call. A replay of the call will remain available at the Web site http://www.prnewswire.com through November 1, 2001.

Universal, headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry.

Statements about Universal's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Universal's control, which could cause actual results to differ materially from such statements. While Universal believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are integration of acquisitions and the demand for Universal's products and services. These and other risk factors are discussed in Universal's filings with the Securities and Exchange Commission, copies of which are available to the public. Universal expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.


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                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                  Three Months Ended
                                                      -------------------------------------------
                                                      September 30,     June 30,    September 30,
                                                          2001           2001           2000
                                                      -------------    ---------    -------------
     Revenue:
            Contract compression                        $  85,190      $  75,950      $  28,681
            Fabrication                                    56,831         32,234          8,318
            Parts sales and service                        32,287         32,177          1,813
            Other                                            (189)           (47)            41
                                                        ---------      ---------      ---------
                Total revenue                             174,119        140,314         38,853

     Costs and expenses:
            Cost of sales - contract compression           29,749         27,565          9,903
            Cost of sales - fabrication                    50,780         28,038          6,955
            Cost of sales - parts sales and service        25,650         25,237          1,525
            Depreciation and amortization                  11,712         11,380          6,679
            Selling, general and administrative            15,813         12,676          3,769
            Operating lease                                12,973         12,593          1,995
            Interest expense                                6,573          5,532          5,221
                                                        ---------      ---------      ---------
                Total costs and expenses                  153,250        123,021         36,047
                                                        ---------      ---------      ---------

     Income before income taxes
        and extraordinary items                            20,869         17,293          2,806
     Income taxes                                           8,076          6,748          1,053
                                                        ---------      ---------      ---------
            Net income                                  $  12,793      $  10,545      $   1,753
                                                        =========      =========      =========

     Weighted average common and common
        equivalent shares outstanding:
            Basic                                          30,396         28,481         13,504
                                                        ---------      ---------      ---------
            Diluted                                        30,606         28,811         13,881
                                                        ---------      ---------      ---------

     Earnings per share:
            Basic                                       $    0.42      $    0.37      $    0.13
                                                        =========      =========      =========
            Diluted                                     $    0.42      $    0.37      $    0.13
                                                        =========      =========      =========


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                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                       UNAUDITED SUPPLEMENTAL INFORMATION
                                 (IN THOUSANDS)


                                                              Three Months Ended
                                                 ---------------------------------------------
                                                 September 30,      June 30,     September 30,
                                                      2001            2001           2000
                                                 -------------     ---------     -------------
     Revenue:
            Domestic contract compression          $  68,871       $  61,919       $  24,396
            International contract compression        16,319          14,031           4,285
            Fabrication                               56,831          32,234           8,318
            Parts sales and service                   32,287          32,177           1,813
            Other                                       (189)            (47)             41
                                                   ---------       ---------       ---------
                Total                              $ 174,119       $ 140,314       $  38,853

     Gross Profit:
            Domestic contract compression          $  43,882       $  38,749       $  15,524
            International contract compression        11,559           9,636           3,254
            Fabrication                                6,051           4,196           1,363
            Parts sales and service                    6,637           6,940             288
            Other                                       (189)            (47)             --
                                                   ---------       ---------       ---------
                Total                              $  67,940       $  59,474       $  20,429

     Selling, General and Administrative           $  15,813       $  12,676       $   3,769
         % of Revenue                                      9%              9%             10%

     EBITDA, as adjusted                           $  52,127       $  46,798       $  16,701
         % of Revenue                                     30%             33%             43%

     Profit Margin:
            Domestic contract compression                 64%             63%             64%
            International contract compression            71%             69%             76%
            Fabrication                                   11%             13%             16%
            Parts sales and service                       21%             22%             16%
            Total                                         39%             42%             53%

EBITDA, as adjusted, is defined as net income plus income taxes, interest expense, leasing expense, management fees, depreciation and amortization, excluding non-recurring items and extraordinary gains and losses.


                                                             September 30,         March 31,
                                                                 2001                2001
                                                             -------------         ---------
Debt                                                           $274,185            $215,107
Operating Leases                                               $607,500            $527,500
Shareholders' Equity                                           $732,699            $652,574
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